UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  July 12, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Regional Bank HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15965 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 5, 2011, the merger of Marshall & Ilsley Corporation with Bank of Montreal became effective.  As a result, Bank of Montreal will replace Marshall & Ilsley Corporation as an underlying constituent of the Regional Bank HOLDRS Trust.  In connection with the merger, Marshall & Ilsley Corporation shareholders will receive 0.1257 shares of Bank of Montreal for each share of Marshall & Ilsley Corporation.  The Bank of New York Mellon will receive 0.7542 shares of Bank of Montreal for the six shares of Marshall & Ilsley Corporation per 100 share round-lot of Regional Bank HOLDRS that it had held prior to the merger. Effective July 6, 2011, 0.7542 shares of Bank of Montreal will be required for creations/cancellations per 100 share round-lot of Regional Bank HOLDRS instead of six shares of Marshall & Ilsley Corporation.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Regional Bank HOLDRS Trust Prospectus Supplement dated July 12, 2011 to Prospectus dated March 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: July 12, 2011	By:	/s/ Liam B. O’Neil
		Name:	Liam B. O’Neil
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Regional Bank HOLDRS Trust Prospectus Supplement dated July 12, 2011 to Prospectus dated March 15, 2011.